                                                                    EXHIBIT 99.1


           LANDACORP AND GREAT-WEST HEALTHCARE END 3-YEAR RELATIONSHIP

         ATLANTA, GA (DECEMBER 9, 2003) - Landacorp, Inc. (Nasdaq: LCOR), The Population Health Management Companysm, today announced that Great-West Healthcare, a division of Great-West Life & Annuity Insurance Company, has elected not to renew its disease management programs with Landacorp. The contract with Great-West Healthcare to provide these programs expires in May 2004.
         For the nine months ended September 30, 2003, these programs contributed approximately 21% of Landacorp's reported revenue.

         "Great-West Healthcare has had a successful relationship with Landacorp," said Terry Fouts, M.D., Great-West Healthcare's Chief Medical Officer. "Clearly, the performance of its programs in terms of both cost-savings and outcomes has been outstanding, as has been cited in peer-reviewed publications and independent studies.

         "Landacorp also was an important part of our winning the 2003 award for the Best Disease Management Program-PPO from the Disease Management Association of America this past October," Fouts said.

         Great-West Healthcare will continue to provide medical management programs for its customers and will expand and enhance them as the company identifies appropriate opportunities.

           "At this time, though, our business and operational needs require that we move in a different direction," Fouts said.

          Landacorp's disease management programs are high-tech, cost-effective, systematic approaches to care management for people with asthma, heart disease, diabetes, and other chronic health conditions. These programs can help improve clinical outcomes while reducing healthcare costs through unique, personalized information and materials that provide program participants with the knowledge and skills they need to understand and self-manage their conditions. Integral to the program's success is the promotion and enhancement of the patient/physician relationship.

ABOUT GREAT-WEST

         Great-West Healthcare, a division of Great-West Life & Annuity Insurance Company, is a national employee benefits provider with expertise in self-funding and health care management solutions. Nationally, the division operates a health care network that includes more than 4,600 hospitals and 400,000 physicians and provides health care coverage to approximately 1.95 million people. Visit www.greatwesthealthcare.com for more information.

LANDACORP, INC.

          Landacorp, Inc. is The Population Health Management Companysm. Our technology-driven solutions for health plans and healthcare delivery organizations include integrated predictive and interventional disease management programs and services, and comprehensive Internet- and Windows(R)-based medical management software that improve health outcomes while helping manage and prevent costs.

         Selected as one of the top 12 disease management vendors in the Spring 2003 DSM Service Report issued by the Health Industries Research Companies
(HIRC), Landacorp is among the largest providers of disease-specific intervention programs and services in the United States.

         Landacorp's corporate headquarters and sales and marketing offices are in Atlanta, with additional operations in Raleigh, N.C., and Chico, Calif.


         This release contains information about future expectations, plans and prospects of Landacorp's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For further information regarding these and the other risks related to Landacorp's business, investors should consult Landacorp's filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2003. Landacorp disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Landacorp is a registered trademark of Landacorp, Inc. The Population Health Management Company is a service mark of Landacorp. Windows is a registered trademark of Microsoft Corporation. All other trademarks are the property of their respective owners.

               Browse the Landacorp Web site at www.landacorp.com
                                       ###